Exhibit 99.1

Contact:
Provectus Biopharmaceuticals, Inc.	Porter, LeVay & Rose, Inc.
Peter R. Culpepper, CFO, COO	Marlon Nurse, DM, SVP – Investor Relations
Phone: 866-594-5999 #30	Phone: 212-564-4700
Bill Gordon – Media Relations
Phone: 212-724-6312

FOR IMMEDIATE RELEASE

PROVECTUS BIOPHARMACEUTICALS’ AMENDED PROTOCOL OF PV-10 FOR PHASE 3

STUDY AS TREATMENT FOR MELANOMA NOW AVAILABLE ONLINE

Study Timeline Remains Unchanged, IRB Approval Process Begun

Minor Changes to Patient Eligibility, Endpoint Assessment and Crossover of Patients

KNOXVILLE, TN, March 16, 2015—Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT, http://www.pvct.com), a clinical-stage oncology and dermatology biopharmaceutical company (“Provectus” or the “Company”), announced today that the amended protocol for its phase 3 study of PV-10 as a treatment for melanoma is now available at: http://clinicaltrials.gov/ct2/show/study/NCT02288897. The Company does not require additional review from the U.S. Food and Drug Administration (the “FDA”) to start the phase 3 study, and has begun the process of gaining approval from the Institutional Review Board for the amended protocol.

Minor changes to the protocol affect patient eligibility, endpoint assessment and late crossover of patients. Specifically, the protocol has changed upon the advice of the FDA in the following ways:

•	V600 wild-type patients rather than BRAF V600E wild-type patients may be enrolled, thereby excluding a small fraction of melanoma patients with the BRAF V600K mutation;

•	Eligible subjects will be required to have 1-5 target lesions having a maximum diameter of at least 10 mm per lesion (vs. 2-5 target lesions each having a maximum diameter of 5 mm);

•	The previous secondary endpoint of “change in total symptom score from baseline using the patient reported Skindex-16 instrument (to be assessed 12 weeks after Day 1)” has been re-assigned exploratory endpoint status; and

•	late crossover of patients at the end of the study has been eliminated and “clinically significant progression” has been eliminated from the definition of progression.

The Company amended its phase 3 protocol following a Type C meeting with the FDA to review certain operational aspects of the protocol. The meeting was held by teleconference on January 29, 2015. Topics formally reviewed included subject eligibility requirements, primary and secondary study end points, and study lesion definitions and conventions for defining disease progression. The outcome of the review does not affect the fundamental design of the study nor the patient population.

The amended protocol states that the study is “an international multicenter, open-label, randomized controlled trial (RCT) of single-agent intralesional PV-10 versus systemic chemotherapy with dacarbazine (DTIC) or temozolomide (TMZ) to assess treatment of locally advanced cutaneous melanoma in patients who are BRAF V600 wild-type and have failed at least one immune checkpoint inhibitor or are not otherwise candidates for an immune checkpoint inhibitor. Subjects in the comparator arm will receive the Investigator’s choice of dacarbazine or temozolomide as determined by Investigator preference and/or local availability of the agent. Effectiveness will be assessed by comparison of progression-free survival (PFS) between all intent-to-treat (ITT) subjects in the two study treatment arms.”

As a result of the FDA review, the protocol has been amended from enrolling BRAF V600E wild-type patients to V600 wild-type patients, thereby excluding a small fraction of melanoma patients with the BRAF V600K mutation. The protocol was also amended to require failure of a single immune checkpoint inhibitor (vs. previous eligibility requiring failure of ipilimumab or another immune checkpoint inhibitor). Eligible subjects will be required to have 1-5 target lesions having a maximum diameter of at least 10 mm per lesion (vs. 2-5 target lesions each having a maximum diameter of 5 mm); this change brings the definition of target lesions into full conformity with RECIST 1.1.

The Primary Outcome Measure is progression-free survival (PFS) to be assessed every 12 weeks up to 18 months.

The Secondary Outcome Measures include complete response rate (CRR) and its duration (to be assessed every 12 weeks up to 18 months); Overall survival (OS) to be assessed every 12 weeks up to 18 months; and number of participants with adverse events assessed every 4 weeks until 28 days after last treatment. Safety and tolerability will be assessed by monitoring the frequency, duration, severity and attribution of adverse events and evaluating changes in laboratory values and vital signs. The previous secondary endpoint of “change in total symptom score from baseline using the patient reported Skindex-16 instrument (to be assessed 12 weeks after Day 1)” has been re-assigned exploratory endpoint status; this may change once the Company completes an ongoing assessment of the suitability of the Skindex-16 instrument for this patient population.

Finally, based on advice from FDA, late crossover of patients at the end of the study has been eliminated and “clinically significant progression” has been eliminated from the definition of progression. The latter change brings the definition of progression into tighter conformance with RECIST 1.1 criteria, while the former change removes the possibility that crossover of patients at the end of the study who have not already progressed on the comparator arm could detrimentally impact secondary endpoints.

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals, Inc., specializes in developing oncology and dermatology therapies. PV-10, its novel investigational drug for cancer, is designed for injection into solid tumors (intralesional administration), thereby reducing potential for systemic side effects. Its oncology focus is on melanoma, breast cancer and cancers of the liver. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has completed phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.pvct.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014) and the following:

•	our determination, based on guidance from the FDA, whether to proceed with or without a partner with the fully enrolled phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary to complete (versus interim data alone);

•	our determination whether to license PV-10, our melanoma drug product candidate, and other solid tumors such as liver cancer, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as liver cancer;

•	our ability to license our dermatology drug product candidate, PH-10, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.

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